EXHIBIT 99.1
                                                             ------------


                      PRESS RELEASE DATED MAY 21, 2002


   FOR IMMEDIATE RELEASE                        [NiSource Logo]
   May 21, 2002                                 801 E. 86th Avenue
                                                Merrillville, IN 46410

   FOR ADDITIONAL INFORMATION

   Media                                   Investors

   Bill Keegan                             Dennis Senchak
   Director, Corporate Communications      Vice President,
   (219) 647-6203                          Investor Relations
                                           (219) 647-6085

                                           Bill O'Malley
                                           Director, Investor Relations
                                           (219) 647-5688

                                           Rae Kozlowski
                                           Manager, Investor Relations
                                           (219) 647-6083

         NISOURCE NAMES DELOITTE & TOUCHE AS INDEPENDENT ACCOUNTANTS

        MERRILLVILLE, IND. - NiSource Inc. (NYSE: NI) today announced that its board of directors has selected Deloitte & Touche as its independent public accountant for fiscal year 2002. Deloitte & Touche replaces Arthur Andersen LLP.

        In making the announcement, NiSource chairman, president and chief executive officer Gary L. Neale said NiSource's board of directors acted upon the recommendation of its audit committee, which had conducted a comprehensive review of the selection process of independent accountants and the qualifications of a number of leading accounting firms.

        "The selection of Deloitte & Touche was based on a number of key considerations, including industry-related experience, depth of management and their commitment to client service," said Neale. "We're confident that Deloitte & Touche's dedicated account team will effectively serve NiSource's auditing and financial reporting requirements for 2002." The transition to Deloitte & Touche will begin immediately.

        Neale noted that the change of independent public accountants was not due to any disagreement between the company and Andersen on matters of accounting principles or practices, auditing scope or procedures or financial statement disclosure.


        "For nearly 70 years Arthur Andersen served our company admirably and provided a high level of service in a number of key business areas," said Neale. "However, the events and uncertainties surrounding Andersen and its future have necessitated this action, which we believe is in the best interests of the company, our shareholders and our employees."

        NiSource Inc. (NYSE: NI) is a holding company with headquarters in Merrillville, Ind., whose operating companies engage in the exploration and production, transmission, storage and distribution of natural gas, as well as the generation, transmission and distribution of electricity. Its local distribution companies provide service to
   3.7 million customers located within the high-demand energy corridor that stretches from the Gulf of Mexico through the Midwest to New England. Information about NiSource is available via the Internet at www.nisource.com.

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   This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein include, among other things, increased competition in deregulated energy markets, weather, fluctuations in supply and demand for energy commodities, successful consummation of proposed acquisitions and dispositions, growth opportunities for NiSource's regulated and non-regulated businesses, dealings with third parties over whom NiSource has no control, actual operating experience of acquired assets, NiSource's ability to integrate acquired operations into its operations, the regulatory process, regulatory and legislative changes, changes in general economic, capital and commodity market conditions, and counter-party credit risk, many of which are beyond the control of NiSource. These and other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The company does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.